Exhibit 12.1

Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.

	Three Months Ended March 31,	Year Ended December 31,
(dollars in thousands)	2002	2001	2000	1999	1998	1997
a. Ratio of Earnings to Fixed Charges
Including Interest on Deposits
Earnings:
Income from operations before income taxes	$11,297	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	213,057	960,241	894,923	459,549	254,006	187,843
Earnings, for computation purposes	$224,354	$1,193,988	$2,034,915	$1,390,311	$744,569	$499,143

Fixed Charges:
Interest on borrowings	$11,752	$61,332	$61,797	$91,634	$42,931	$18,858
Interest on deposits	195,303	872,977	812,982	356,736	204,335	164,252
Portion of rents representative of the interest factor	6,002	25,932	20,144	11,179	6,740	4,733
Fixed charges, including interest on deposits, for computation purposes	$213,057	$960,241	$894,923	$459,549	$254,006	$187,843
Ratio of earnings to fixed charges, including interest on deposits	1.05	1.24	2.27	3.03	2.93	2.66

Excluding Interest on Deposits
Earnings:
Income from operations before income taxes	$11,297	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	17,754	87,264	81,941	102,813	49,671	23,591
Earnings, for computation purposes	$29,051	$321,011	$1,221,933	$1,033,575	$540,234	$334,891
Fixed Charges:
Interest on borrowings	$11,752	$61,332	$61,797	$91,634	$42,931	$18,858
Portion of rents representative of the interest factor	6,002	25,932	20,144	11,179	6,740	4,733
Fixed charges, excluding interest on deposits, for computation purposes	$17,754	$87,264	$81,941	$102,813	$49,671	$23,591

Ratio of earnings to fixed charges, excluding interest on deposits	1.64	3.68	14.91	10.05	10.88	14.20

b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements (1)

Including Interest on Deposits
Earnings:
Income from operations before income taxes	$11,297	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	213,057	960,241	894,923	459,549	254,006	187,843
Earnings, for computation purposes	$224,354	$1,193,988	$2,034,915	$1,390,311	$744,569	$499,143
Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$11,752	$61,332	$61,797	$91,634	$42,931	$18,858
Interest on deposits	195,303	872,977	812,982	356,736	204,335	164,252
Portion of rents representative of the interest factor	6,002	25,932	20,144	11,179	6,740	4,733
Fixed charges, including interest on deposits, for computation purposes	$213,057	$960,241	$894,923	$459,549	$254,006	$187,843

Preferred stock dividend requirements	-	-	-	-	-	1,636
Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$213,057	$960,241	$894,923	$459,549	$254,006	$189,479
Ratio of earnings to fixed charges and preferred stock dividend requirements, including interest on deposits	1.05	1.24	2.27	3.03	2.93	2.63
Excluding Interest On Deposits
Earnings:
Income from operations before income taxes	$11,297	$233,747	$1,139,992	$930,762	$490,563	$311,300
Fixed charges	17,754	87,264	81,941	102,813	49,671	23,591
Earnings, for computation purposes	$29,051	$321,011	$1,221,933	$1,033,575	$540,234	$334,891
Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$11,752	$61,332	$61,797	$91,634	$42,931	$18,858
Portion of rents representative of the interest factor	6,002	25,932	20,144	11,179	6,740	4,733
Fixed charges, excluding interest on deposits, for computation purposes	$17,754	$87,264	$81,941	$102,813	$49,671	$23,591
Preferred stock dividend requirements	-	-	-	-	-	1,636
Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$17,754	$87,264	$81,941	$102,813	$49,671	$25,227
Ratio of earnings to fixed charges and preferred stock dividend requirements, excluding interest on deposits	1.64	3.68	14.91	10.05	10.88	13.28

(1) Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.